                                                                    EXHIBIT 3.50

                                    CHARTER
                                    -------

                                       OF

           WILSONS/GEORGETOWN LEATHER DESIGN OF NASHVILLE, TN., INC.
           ------- ---------- ------- ------ -- ---------- ---- ----


     The undersigned, an individual, does hereby act as incorporator in adopting the following Charter for the purpose of organizing a corporation for profit, pursuant to the provisions of the Tennessee Business Corporation Act.

     FIRST:  The corporate name for the corporation (hereinafter called the
     -----
"corporation") is WILSONS/GEORGETOWN LEATHER DESIGN OF NASHVILLE, TN., INC.

     SECOND: The maximum number of shares which the corporation is authorized
     ------
to issue is one hundred, all of which are without par value, and all of which are of one class and are designated as Common shares.

     THIRD:  The street address and zip code of the initial registered office of
     -----
the corporation in the State of Tennessee is 500 Tallan Building, Two Union Square, Chattanooga, County of Hamilton, Tennessee 37402-2571.

     The name of the initial registered agent of the corporation at the said registered office is United States Corporation Company.

     FOURTH: The name and the address and zip code of the incorporator are:
     ------

     NAME                                    ADDRESS
     ----                                    -------

     Athena Amaxas                  15 Columbus Circle
                                    New York, NY  10023-7773

     FIFTH:  The street address and zip code of the initial principal office of
     -----
the corporation are One Theall Road, Rye, New York 10580.

     SIXTH:  The corporation is for profit.
     -----

     SEVENTH:  The purposes for which the corporation is organized, which shall
     -------
include the authority of the corporation to engage in any lawful business, are as follows:

               To buy, sell and generally deal in and with (at wholesale, retail or both) men's, women's and children's clothing, shoes, jewelry, belts, pocketbooks, and other accessories and wearing apparel of every kind and description.

               To have all of the general powers granted to corporations organized under the Tennessee Business Corporation Act whether granted by specific statutory authority or by construction of law.

     EIGHTH:  The corporation shall, to the fullest extent permitted by the
     ------
provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said provisions from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said provisions, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     NINTH:   The personal liability of the directors of the corporation is
     -----
eliminated to the fullest extent permitted by the provisions of the Tennessee Business Corporation Act, as the same may be amended and supplemented.

     TENTH:   The duration of the corporation shall be perpetual.
     -----

Signed on May 19, 1993.

                                        /s/ Athena Amaxas
                                        ---------------------------------------
                                        Athena Amaxas, Incorporator

                               ARTICLES OF MERGER

                                       OF

                             BELLEVUE BERMANS INC.
                          HAMILTON PLACE WILSONS, INC.
                                      AND
                          HICKORY RIDGE BERMANS, INC.

                                 WITH AND INTO

           WILSONS/GEORGETOWN LEATHER DESIGN OF NASHVILLE, TN., INC.


To the Secretary of State
State of Tennessee

          Pursuant to the provisions of the Tennessee Business Corporation Act, the domestic business corporations herein named do hereby submit the following Articles of Merger.

          1. Annexed hereto as Exhibit A and made a part hereof is the Plan of Merger (the "Plan") for merging BELLEVUE BERMANS INC., HAMILTON PLACE WILSONS, INC. and HICKORY RIDGE BERMANS, INC., all Tennessee corporations (the "Terminating Corporations"), with and into WILSONS/GEORGETOWN LEATHER DESIGN OF NASHVILLE, TN., INC., a Tennessee corporation ("Wilsons/Georgetown"), as approved by resolution duly adopted by the Board of Directors of each of the Terminating Corporations and by resolution duly adopted by the Board of Directors of Wilsons/Georgetown.

          2. Approval of the Plan by the sole shareholder of each of the Terminating Corporations was required by Chapter 21 of the Tennessee Business Corporation Act. The sole shareholder of each of the Terminating Corporations duly approved and adopted the Plan pursuant to written consent without a meeting signed by it on July 19, 1996 in accordance with the provisions of Section 48-17-104 of the Tennessee Business Corporation Act.

          3. Approval of the Plan by the sole shareholder of Wilsons/Georgetown was required by Chapter 21 of the Tennessee Business Corporation Act. The sole shareholder of Wilsons/Georgetown duly approved and adopted the Plan pursuant to written consent without a meeting signed by it on July 19, 1996 in accordance with the provisions of Section 48-17-104 of the Tennessee Business Corporation Act.

          4. Wilsons/Georgetown will continue its existence as the surviving corporation following the merger herein provided for under the name "Wilsons Leather of Tennessee Inc." pursuant to the provisions of the laws of the State of Tennessee.

          5. The effective time and date of these Articles of Merger and the merger herein provided for shall be the close of business on August 3, 1996.

Executed on July 19, 1996

                              BELLEVUE BERMANS INC.
                              HAMILTON PLACE WILSONS, INC.
                              HICKORY RIDGE BERMANS, INC.



                              By:  /s/ David L. Rogers
                                   --------------------------------------------
                              Name:      David L. Rogers
                              Capacity:  President of Each


                              WILSONS/GEORGETOWN LEATHER
                                DESIGN OF NASHVILLE, TN., INC.


                              By:  /s/ David L. Rogers
                                   ---------------------------------------------
                              Name:      David L. Rogers
                              Capacity:  President

                                 PLAN OF MERGER


          BELLEVUE BERMANS INC., HAMILTON PLACE WILSONS, INC. and HICKORY RIDGE BERMANS, INC., all Tennessee corporations (the "Terminating Corporations"), and WILSONS/GEORGETOWN LEATHER DESIGN OF NASHVILLE, TN., INC., a Tennessee corporation ("Wilsons/Georgetown"), shall merge into a single corporation pursuant to the Tennessee Business Corporation Act upon the following terms and conditions:

          (1) The merger of the Terminating Corporations into Wilsons/Georgetown (the "Merger") shall be effective at the close of business on August 3, 1996, and Wilsons/Georgetown shall be the surviving corporation following the Merger (the "Surviving Corporation").

          (2) Upon the effectiveness of the Merger, all of the outstanding shares of capital stock of the Terminating Corporations shall be canceled, no shares of the Surviving Corporation, cash or other consideration shall be issued in exchange therefor or upon cancellation thereof, and each share of capital stock of Wilsons/Georgetown shall remain outstanding as capital stock of the Surviving Corporation and shall not be converted or exchanged or in any way modified as a result of the Merger.

          (3) Upon the effectiveness of the Merger, the corporate existence of the Terminating Corporations shall cease, and the corporate existence of Wilsons/Georgetown, as the Surviving Corporation, shall continue under, and shall be governed by, the laws of the State of Tennessee.

          (4) The Charter and By-Laws of Wilsons/Georgetown in effect immediately prior to the effectiveness of the Merger, by virtue of the Merger and without further action by the shareholders or directors of the Terminating Corporations or Wilsons/Georgetown, shall continue as, and shall be deemed to be, the Charter and By-Laws of the Surviving Corporation until amended in accordance with the laws of the State of Tennessee, except that, upon the effectiveness of the Merger, Article First of said Articles of Incorporation shall be deemed to be amended to read in its entirety as follows:

          "FIRST:  The corporate name for the corporation (hereinafter called
           -----
          the "corporation") is Wilsons Leather of Tennessee Inc."

          (5) The directors of Wilsons/Georgetown immediately prior to the effectiveness of the Merger shall be the directors of the Surviving Corporation, subject to the applicable provisions of the By-Laws of the Surviving Corporation, until the expiration of the respective terms of such directors for which they were elected and until their respective successors are elected and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation. The officers of Wilsons/Georgetown immediately prior to the effectiveness of the Merger shall be the officers of the Surviving Corporation until their respective successors are chosen and have qualified or as otherwise provided in the By-Laws of the Surviving Corporation.